                                                                    EXHIBIT 23.2

                     [LETTERHEAD OF HUDDLESTON & CO., INC.]

                               LETTER OF CONSENT

  We herby consent to the references to us under the headings "Principal Properties" and "Oil and Gas Reserves" in the Annual Report on Form 10-K of PetroCorp Incorporated for the year ended December 31, 1998.

                                          Huddleston & Co., Inc.

                                                  /s/ B. P. Huddleston
                                          By: _________________________________
                                             B. P. Huddleston, P.E.
                                             Chairman

Houston, Texas
March 29, 1999